UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PATRIOT SCIENTIFIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 12, 2008

Dear Patriot Scientific Corporation Shareholder:

On behalf of the Board of Directors and the management of Patriot Scientific Corporation, I'm pleased to extend a personal invitation to you to attend the annual meeting of shareholders of Patriot Scientific Corporation, which will be held from 10:00 AM until noon on Thursday, October 30, 2008 at the Hilton Garden Inn in Carlsbad, California. Coffee and light pastries will be offered just prior to the meeting at 9:30 AM. We hope you'll join us for the annual meeting which will include a brief Patriot business update following the formal session.

It has been my intention, since joining Patriot in February, to provide our shareholders with periodic updates regarding Patriot’s business activities and as such I won’t dwell on a lot of detail in the context of this letter.

Fiscal Year 2008 Performance:

Fiscal 2008 was a year of challenge for Patriot Scientific and its shareholders.  It was a year that started with a Markman hearing on the MMP™ Portfolio and ended with Patriot announcing 27 new MMP™ licenses through our exclusive licensing partner, TPL/Alliacense. It was a year that saw a management transition occur and a commitment to a new business direction truly emerge, which emphasizes diversification of business opportunities for the future.

The Company remains fiscally strong with income recognized from the patent-licensing activity at $19.9 million, cash and marketable securities of $19.3 million and no debt.  Holocom’s (SSDI) business, in which Patriot has a 46% stake, has grown nicely over the past year in both revenue and profitability.

Patriot business update:

As outlined in my shareholder letters, Patriot is pursuing future growth through selective expansion of our IP portfolio, strategic investments and full merger and acquisition (M&A) activities with the objective to increase shareholder value.

Toward those goals Patriot has made the following progress:

Acquired IP licensing rights to NuPOWER Semiconductor’s power management technology
Increased our stake in Talis Data Systems to 37%
Completed the acquisition of Crossflo Systems Inc, a provider of multi-database sharing software
Engaged Imperial Capital to pursue broader M&A efforts, including several public company targets
Announced a strategic investment in Avot Media, a video to wireless device software provider
Developed a business model targeting healthcare and public sector data sharing, security solutions

Additionally, we:

Filled the key position of Vice President, Business Development
Expanded, and strengthened, the Company’s Board of Directors
Established an M&A Committee, led by Don Schrock
Executed a transition of Patriot’s investor relations (IR) and public relations (PR) programs
Initiated meetings with new potential investor institutional funds
Resumed the Company’s share buyback program
Continued to announce new MMP™ licenses (now 50 global licensees)

I intend to continue to focus my efforts on expanding Patriot’s business opportunities, and increasing shareholder value, by executing the transition plan we have outlined. Additionally, we will expand our IR efforts to get our story told to the market through increased new investor meetings, financial conference participation and a more aggressive IR and PR campaign in fiscal 2009.

Summary:

Fiscal year 2008 has been a year of challenge for Patriot Scientific from both a Company business and shareholder perspective. I believe that Patriot has made measureable progress in positioning the Company for the future during this past year.  As we move into a new fiscal year, I remain confident that the business opportunities ahead of us will provide Patriot with future revenue and profit growth. I look forward to sharing those visions with you at our shareholders' meeting next month.

As always, I would like to thank all of our investors for their continued support.

Sincerely,

/s/ Frederick C. Goerner
Rick Goerner
President/CEO

Note: If you received this package from your broker through ADP or directly from ADP, we need your consent to begin the electronic process and help the environment too!

We expend a significant number of dollars printing and mailing this proxy package. You can help us avoid this cost by voting at www.proxyvote.com and, after voting, providing your e-mail address. Subsequent proxy packages can then be provided to you electronically.

PATRIOT SCIENTIFIC CORPORATION
Carlsbad Corporate Plaza
6183 Paseo Del Norte, Suite 180
Carlsbad, California 92011
(760) 547-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 30, 2008

Notice is hereby given that the Annual Meeting of Stockholders of Patriot Scientific Corporation will be held on October 30, 2008 at 10 a.m. (Pacific Time) at the Hilton Garden Inn Carlsbad Beach, 6450 Carlsbad Blvd, Carlsbad, California 92011, for the following purpose:

1.	To approve the increase in the number of shares authorized under our 2006 Stock Option Plan from 5,000,000 to 10,000,000.

2.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.0001 par value, from 500,000,000 to 600,000,000.

3.	To ratify the selection by our board of directors of KMJ Corbin & Company to serve as our independent auditors for the fiscal year ending May 31, 2009.

4.	To elect our board of directors.

5.	To transact such other business as may properly come before the meeting.

Our board of directors has fixed August 29, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting of stockholders and any postponements or adjournments thereof. A list of stockholders entitled to vote at the annual meeting of stockholders will be available at our corporate offices for 10 days prior to the date of the meeting.

We hope you will use this opportunity to take an active part in the affairs of Patriot Scientific Corporation by voting on the business to come before the annual meeting of stockholders either by executing and returning the enclosed proxy or by casting your vote in person at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO FILL OUT THE ENCLOSED PROXY AND TO SIGN AND FORWARD IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT YOUR SHARES BE REPRESENTED AT THE MEETING TO ASSURE THE PRESENCE OF A QUORUM. ANY STOCKHOLDER WHO SIGNS AND SENDS IN A PROXY MAY REVOKE IT BY EXECUTING A NEW PROXY WITH A LATER DATE, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE IT IS VOTED OR BY ATTENDING THE MEETING AND, HAVING NOTIFIED THE  SECRETARY IN WRITING OF REVOCATION, VOTING IN PERSON.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF STOCK YOU HOLD. YOUR COOPERATION IN PROMPTLY RETURNING YOUR PROXY WILL HELP LIMIT EXPENSES INCIDENT TO PROXY SOLICITATION. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED.

BY ORDER OF THE BOARD OF DIRECTORS

September 12, 2008	/s/ Clifford L. Flowers
San Diego, California	Clifford L. Flowers
Corporate Secretary

PATRIOT SCIENTIFIC CORPORATION
Carlsbad Corporate Plaza
6183 Paseo Del Norte, Suite 180
Carlsbad, California 92011

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Patriot Scientific Corporation, a Delaware corporation (the “Company”. “we”, “our”), for use in connection with the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held on October 30, 2008 at the Hilton Garden Inn Carlsbad Beach, located at 6450 Carlsbad Blvd, Carlsbad, California at 10 a.m. (Pacific Time), and any and all postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Our telephone number is (760) 547-2700 and our facsimile number is (760) 547-2705. This Proxy Statement and the accompanying form of proxy are expected to be mailed to stockholders on or about September 30, 2008.

Accompanying this Proxy Statement is the proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to our Secretary, by executing a proxy bearing a later date, or by attending the Annual Meeting and, having notified the Secretary in writing of revocation, voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on such proxy.

In addition to solicitation by use of the mail, certain of our directors, officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, telegram or personal interview. We have requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of the common stock and have agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith. We will bear the costs of the solicitation of proxies from our stockholders.

DESCRIPTION OF SECURITIES AND VOTING

The Board has fixed the close of business on August 29, 2008 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, we had 407,475,620 shares of common stock, $0.00001 par value per share (“Common Stock”), outstanding and entitled to vote. A majority of the shares entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum at the meeting.

Each share of Common Stock issued and outstanding on the record date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters other than the election of directors, the affirmative vote of a majority of the voting shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited and received by us will be voted “FOR” the approval to increase the number of shares authorized under our 2006 Stock Option Plan from 5,000,000 to 10,000,000, “FOR” the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.00001 par value, from 500,000,000 to 600,000,000, “FOR” ratification of the selection of KMJ Corbin & Company to serve as our independent auditors for the fiscal year ending May 31, 2009, and “FOR” the nominees named herein for election as directors.

If a broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that requires specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal. In determining whether a proposal has passed in a circumstance where the vote required is a majority of the shares present and entitled to vote on the subject matter, abstentions, but not broker non-votes, will be treated as shares present and entitled to vote on the subject matter. Broker non-votes will be counted when our certificate of incorporation or applicable law requires the affirmative vote of a majority of the outstanding shares.

Our directors and executive officers, together with their respective affiliates, beneficially own approximately 1.9% of the outstanding Common Stock, and they have indicated that they intend to vote their shares in favor of all proposals set forth in this Proxy Statement.

The Common Stock is quoted on the OTC Bulletin Board under symbol “PTSC” and traded in the over-the-counter market.

Transfer Agent and Registrar.  Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Suite 100, Salt Lake City, Utah 84117, acts as transfer agent and registrar for the Common Stock. Their telephone number is (801) 272-9294.

Dividend Policy.  On February 22, 2007, our Board of Directors adopted a semi-annual dividend payment policy, subject to determination by our Board that payment of a dividend would be reasonable and prudent in light of our financial condition, other possible applications of our available resources, and relevant business considerations. The declaration and payment of dividends on our Common Stock is at the absolute discretion of the Board and will depend, among other things, on our earnings, financial condition and capital requirements.  During the fiscal year ended May 31, 2008 we paid no dividends on our common stock.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of August 29, 2008, the stock ownership of each of our officers and directors, of all our officers and directors as a group, and of each person known to us to be a beneficial owner of 5% or more of our Common Stock. The number of shares of Common Stock outstanding as of August 29, 2008, was 407,475,620.  Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power over such shares. No person listed below has any option, warrant or other right to acquire additional securities, except as otherwise noted. Each individual’s address is Carlsbad Corporate Plaza, 6183 Paseo Del Norte, Suite 180, Carlsbad, California 92011.

Name	Amount & Nature of Beneficial Ownership		Percent of Class
Gloria H. Felcyn, CPA	1,479,700	(1)	*
Helmut Falk, Jr.	3,528,231	(2)	*
Carlton M. Johnson, Jr.	1,675,000	(3)	*
Harry (Nick) L. Tredennick III	100,000	(4)	*
Donald E. Schrock	104,175	(5)	*
Frederick (Rick) C. Goerner	600,000	(6)	*
Clifford L. Flowers	168,750	(7)	*
Paul R. Bibeau	250,000	(8)	*
All directors & officers as a group (8 persons)	7,905,856	(9)	1.94%

*Less than 1%

(1)	Includes 950,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days of August 29, 2008.

(2)	Includes 1,000,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days of August 29, 2008.

(3)	Includes 1,400,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days of August 29, 2008.

(4)	Represents shares issuable upon the exercise of outstanding stock options exercisable within 60 days of August 29, 2008.

(5)	Represents shares issuable upon the exercise of outstanding stock options exercisable within 60 days of August 29, 2008.

(6)	Includes 300,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days of August 29, 2008.

(7)	Represents shares issuable upon the exercise of outstanding stock options exercisable within 60 days of August 29, 2008.

(8)	Includes 200,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days of August 29, 2008.

(9)	Includes 4,222,925 shares issuable upon the exercise of outstanding stock options exercisable within 60 days of August 29, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”). Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish us with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of copies of the Forms 3, 4 and 5 and amendments thereto furnished to us by the persons required to make such filings during the 2008 fiscal year and our own records, we believe that Mr. Turley, Mr. Sweeney, Mr. Tredennick, Mr. Goerner and Mr. Schrock each failed to file timely a Form 4 to report changes in beneficial ownership and Mr. Tredennick and Mr. Goerner each failed to file timely Form 3's to report changes in beneficial ownership.

PROPOSAL NUMBER 1
APPROVAL OF AMENDMENT OF THE PATRIOT SCIENTIFIC CORPORATION 2006 STOCK OPTION PLAN

On March 31, 2006, the Board adopted the Patriot Scientific Corporation 2006 Stock Option Plan (the “Plan”). The Plan is intended to promote our interests and those of our stockholders by: (i) attracting and retaining exceptional directors, employees and consultants (including prospective directors, employees and consultants), and (ii) enabling such individuals to participate in our long-term growth and financial success. The plan currently provides for the issuance of up to 5,000,000 options.  The proposal before the shareholders is to increase that maximum number to 10,000,000 options.  The Stock Option Plan, as proposed to be amended, is attached hereto as Appendix C.

Proposed Amendments

Shares Available For Awards. Subject to adjustment as provided below, the aggregate number of shares of Common Stock that may be issued pursuant to Options granted under the Plan is 5,000,000; provided, however, that the maximum number of shares that may be delivered pursuant to ISOs granted under the Plan is 3,000,000.  The proposal before the shareholders is to increase those maximum amounts to 10,000,000 and 8,000,000, respectively.

Summary of Certain Major Provisions of the Existing Option Plan

Awards. The Plan provides for the grant of options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to our employees and non-statutory stock options (“NSOs,” and together with “ISOs,” collectively, “Options”) ) to our directors, employees and consultants

Plan Administration. The Board, or one or more committees appointed by the Board, administers the Plan (in either case, the “administrator”). In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, the committee consists of two or more “outside directors” within the meaning of Section 162(m) of the Code. The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the power to implement an award exchange program (whereby awards may be exchanged or cancelled for awards with lower exercise prices or different terms), or a program through which service providers may reduce cash compensation to purchase awards.

Stock Options. An option is the right to purchase shares of Common Stock at a fixed exercise price for a fixed period of time. The administrator may grant both ISOs and NSOs under the Plan. Except as otherwise determined by the administrator at the time an option is granted and set forth in the applicable option agreement, the exercise price for options cannot be less than the fair market value (as defined in the Plan) of the Common Stock on the date of grant.  Notwithstanding the foregoing, options may be granted with an exercise price of less than 100% of the fair market value per share on the date of grant if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code (involving a corporate reorganization).  In the case of ISOs granted to an employee who, at the time of the grant of an option, owns stock representing more than 10% of the voting power of all classes or stock or the stock of any of our affiliates, the exercise price cannot be less than 110% of the fair market value of a share of Common Stock on the date of grant and its term will be five years or less from the date of grant. All options granted under the Plan will be NSOs unless the applicable award agreement expressly states that the option is intended to be an ISO.

The administrator will determine the term of each option; provided that no ISO will be exercisable after the tenth anniversary of the date the option is granted.

Options vest and become exercisable as determined by the administrator. The exercise price is payable with cash (or its equivalent) or by other methods as permitted by the administrator to the extent permitted by applicable law.

If a participant’s employment or relationship with us is terminated, the participant (or his or her designated beneficiary or estate representative in the case of death) may exercise his or her option within such period of time as is specified in the award agreement to the extent that the option is vested on the date of termination. In the absence of a specified time in the award agreement, the option will remain exercisable for three months following the date of termination, except in the case where termination is as a result of disability or death, in which case the option will remain exercisable for 12 months following the date of termination or death.

The administrator may at any time offer to purchase an option previously granted for a payment in cash or shares of Common Stock based on such terms and conditions as the administrator shall establish and communicate to the participant at the time that such offer is made.

Transferability of Awards. Generally, unless the administrator determines otherwise, the Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.

Amendment and Termination of the Plan. The Plan will automatically terminate on March 31, 2016, unless it is terminated sooner. In addition, the Board has the authority to amend, suspend or terminate the Plan provided it does not adversely affect any award previously granted under the Plan.

Liquidation or Dissolution of the Company. In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. The administrator in its discretion may provide for a participant to have the right to exercise his or her award, to the extent applicable, until 10 days prior to such transaction as to all of the stock covered thereby, including shares of Common Stock as to which such award would not otherwise be exercisable. In addition, the administrator may provide that any Company repurchase option or forfeiture rights applicable to any award shall lapse 100%, and that any award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an award will terminate immediately prior to the consummation of such proposed action.

Change in Control. In the event of a change in control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or affiliate of the successor corporation. With respect to options granted to an outside director that are assumed or substituted for, if immediately prior to or after the change in control the participant’s status as a director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the participant, then the participant shall fully vest in and have the right to exercise such options as to all of the awarded stock, including shares as to which it would not otherwise be vested or exercisable. Unless otherwise determined by the administrator, in the event that the successor corporation refuses to assume or substitute for the option, the participant shall fully vest in and have the right to exercise the option as to all of the awarded stock, including shares as to which it would not otherwise be vested or exercisable. If an option is not assumed or substituted in the event of a change in control, the administrator shall notify the participant in writing or electronically that the option shall be exercisable for a period of up to fifteen (15) days from the date of such notice, and the option shall terminate upon the expiration of such period. The option shall be considered assumed if, following the change in control, the option confers the right to purchase or receive, for each share of awarded stock subject to the option immediately prior to the change in control, the consideration (whether stock, cash, or other securities or property) received in the change in control by holders of common stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the change in control is not solely common stock of the successor corporation or its affiliate, the administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option, for each share of awarded stock subject to the option, to be solely common stock of the successor corporation or its affiliate equal in fair market value to the per share consideration received by holders of common stock in the change in control. Notwithstanding anything herein to the contrary, an option that vests, or is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the company or its successor modifies any of such performance goals without the participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-change in control corporate structure will not be deemed to invalidate an otherwise valid option assumption.

Certain U.S. Federal Income Tax Information With Respect to Options

The following is a brief summary of certain U.S. federal income tax consequences related to options that may be awarded under the Plan. This summary is based on our understanding of current U.S. federal income tax law and regulations and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. The summary does not purport to be complete or applicable to every specific situation. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the Plan.

Incentive Stock Options. ISOs are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the optionee or to us by reason of the grant or exercise of an ISO. However, the exercise of ISOs may increase the optionee’s alternative minimum tax liability, if any.

If an optionee holds stock acquired through exercise of an ISO for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options.

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Non-statutory Stock Options. Generally, there are no tax consequences to the optionee or to us by reason of the grant of an NSO. Upon exercise of an NSO, the optionee normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, we are required to withhold payroll and income taxes from regular wages or supplemental wage payments in an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the purchase price (to the extent not recognized as taxable income as described above). Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Vote Required; Board Recommendation

The Board recommends a vote in favor of this proposal. The affirmative vote of a majority of the votes cast will be required to approve this proposal.

PROPOSAL NUMBER 2
APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board has determined that it is in the best interests of the Company and its shareholders to diversify our business and to develop new existing and potential sources of revenue.  The Board believes that the achievement of this goal will be furthered by acquisitions of technologies and technology based companies and that such acquisitions may involve the issuance of our common stock.  Accordingly, the Board has approved and recommends that the shareholders approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 500,000,000 to 600,000,000.  The Board recommends the increase in the number of authorized shares to allow us to pursue growth through financings, strategic business relationships and acquisitions.

As of the record date, the majority of our shares have been issued.  We expect that we will need flexibility to issue and sell more Common Stock for equity based financings, and to respond to potential business opportunities in order to accomplish our business objectives.  The Board also advises shareholders that failure to approve the amendment could limit our access to equity capital and impair our current acquisition program.

The increase in the number of shares, if approved, would be effective after shareholder approval and upon the filing of an amendment to our Articles of Incorporation with the office of the Secretary of State of the State of Delaware.

Vote Required; Board Recommendation

The Board recommends a vote in favor of this proposal. The affirmative vote of a majority of the votes cast will be required to approve this proposal.

PROPOSAL NUMBER 3
RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN & COMPANY

The Board has appointed KMJ Corbin & Company, certified public accountants to serve as our independent auditors for the fiscal year ending May 31, 2009. Our stockholders are being requested to ratify the appointment. The Audit Committee of the Board recommended the appointment of KMJ Corbin & Company to the Board. KMJ Corbin & Company has served as our independent auditors and accountants since November 23, 2005. A representative of KMJ Corbin &Company is expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions. See the section entitled “Independent Public Accountants,” below for more information.

Vote Required; Board Recommendation

The Board recommends a vote in favor of this proposal. The affirmative vote of a majority of the votes cast will be required to approve this proposal.

PROPOSAL NUMBER 4
ELECTION OF DIRECTORS

Our bylaws provide that the number of our directors may be no less than three and no more than seven, with the exact number to be fixed as the Board determines. The Board has fixed the number of directors at six. The Board has nominated the following individuals for election to the Board: (i) Carlton M. Johnson, Jr., (ii) Helmut Falk, Jr., (iii) Gloria H. Felcyn, (iv) Harry (Nick) L. Tredennick III and (v) Donald E. Schrock. If elected, each director will each serve a one-year term and until their respective successors have been elected and qualified. The Board has no reason to expect that any of the nominees will not stand for election or decline to serve if elected. There is no arrangement between any director or nominee and any other person pursuant to which such director or nominee was or is to be selected as a director or nominee.

UNLESS OTHERWISE SPECIFIED, ALL PROXIES RECEIVED WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES. IF ANY NOMINEE SHOULD NOT STAND FOR ELECTION FOR ANY REASON, YOUR PROXY WILL BE VOTED FOR ANY PERSON OR PERSONS DESIGNATED BY THE BOARD TO REPLACE SUCH NOMINEE.

The following table and biographical summaries set forth information, including principal occupation and business experience, concerning the members of the Board, the nominees for the Board and our executive officers as of August 29, 2008. There is no blood or other familial relationship between or among our nominees, directors or executive officers.

NAME	AGE	POSITION, OFFICE and TERM
Carlton M. Johnson, Jr.	48	Director (since August 2001)
Helmut Falk, Jr.	52	Director (since December 1997)
Gloria H. Felcyn	61	Director (since October 2002)
Harry (Nick) L. Tredennick, III	62	Director (since August 2007)
Donald E. Schrock	63	Director (since April 2008)
Frederick (Rick) C. Goerner	60	President and Chief Executive Officer (since February 29, 2008)
Paul R. Bibeau	50	Vice President of Business Development (since March 17, 2008)
Clifford L. Flowers	50	Chief Financial Officer/Secretary (since September 17, 2007)

CARLTON M. JOHNSON, JR. Carlton Johnson has served as a Director of the Company since 2001, and is Chairman of the Executive Committee of the Board of Directors. Mr. Johnson is in-house legal counsel for Roswell Capital Partners, LLC, a position he has held since June 1996. Mr. Johnson has been admitted to the practice of law in Alabama since 1986, Florida since 1982 and Georgia since 1997. He has been a shareholder in the Pensacola, Florida AV- rated law firm of Smith, Sauer, DeMaria Johnson and was President-Elect of the 500 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science at Auburn University and Juris Doctor at Samford University - Cumberland School of Law. Mr. Johnson is also a director and member of the audit committee of Peregrine Pharmaceuticals, Inc., a publicly held company.

HELMUT FALK, JR.  From 1992 until 2000, Dr. Falk served as the Director of Anesthesia of, and served on the medical executive committee for, The Johnson Memorial Hospital in Franklin, Indiana. Since 2000, Dr. Falk has worked at St. Francis Hospital in Mooresville, Indiana as a staff anesthesiologist and has been Chairman of its Pharmacy and Therapeutics Committee. Dr. Falk received his D.O. degree from the College of Osteopathic Medicine of the Pacific in 1987 and his B.S. in Biology from the University of California, Irvine in 1983. Dr. Falk is the son of the late Helmut Falk, who was the sole shareholder of nanoTronics and the Chairman and CEO of the Company until his death in July 1995. Dr. Falk is also an heir to the Helmut Falk Estate, which is the beneficial owner of the Company's shares held by the Helmut Falk Family Trust.

GLORIA H. FELCYN. Gloria Felcyn has served as a Director of the Company since October, 2002 and is the Chairman of the Audit Committee of the Board of Directors.  Since 1982, Ms. Felcyn has been the principal in her own certified public accounting firm, during which time she represented Helmut Falk Sr. and nanoTronics, along with other major individual and corporate clients in Silicon Valley.  Following Mr. Falk's death, Ms. Felcyn represented his estate and family trust as Executrix and Trustee of the Falk Estate and The Falk Trust.  Prior to establishing her firm, Ms. Felcyn worked for the national accounting firm of Hurdman and Cranston from 1969 through 1970 and Price Waterhouse & Co. in San Francisco and New York City from 1970 through 1976, during which period, she represented major Fortune 500 companies. Subsequent to that, Ms. Felcyn worked in the field of International Tax Planning with a major Real Estate Syndication Company in Los Angeles until 1982 when she decided to start her own practice in Northern California.  A major portion of Ms. Felcyn's current practice is “Forensic Accounting”, which involves valuation of business entities and investigation of assets. Ms. Felcyn has published tax articles for “The Tax Advisor” and co-authored a book published in 1982, “International Tax Planning”.  Ms. Felcyn has a degree in Business Economics from Trinity University and is a member of the American Institute of CPA's.

HARRY (NICK) L. TREDENNICK, III. Nick Tredennick has been a Director of the Company since August 2007.  Since 1989, Dr. Tredennick has been the Chief Technical Officer of Tredennick, Inc., a technology consulting firm.  Dr. Tredennick was named a fellow of the Institute of Electrical and Electronics Engineers (IEEE) for contributions to microprocessor design.  While at Motorola (now Freescale), he designed the microprocessor that became the central processor for the original Apple Macintosh.  Dr. Tredennick also designed a System/370 microprocessor as a research staff member at IBM's Thomas J. Watson Research Center.  Dr. Tredennick was chief scientist at Altera, a programmable logic company and has taught at the University of Texas at Austin and the University of California, Berkeley.  Dr. Tredennick has been on the editorial advisory board for several technical publications including IEEE Spectrum and Microprocessor Report.  He has been a founder and director of several companies, including Pacific Fiberoptics and NexGen Microsystems (later acquired by AMD) and Tredennick, Inc.  Dr. Tredennick has written a textbook and more than sixty technical papers and has nine patents.  Dr. Tredennick has a PhD in electrical engineering from the University of Texas and was a registered professional engineer for many years.

DONALD E. SCHROCK.  Donald Schrock has been a Director of the Company since April 2008 and is chairman of the M & A Committee. Mr. Schrock formerly served as Executive Vice President and President of Qualcomm CDMA Technologies Group.  Under Schrock’s leadership, Qualcomm became the world’s largest fabless semiconductor company and the world’s leading supplier of CDMA chipsets and software.  During his tenure he led and directed Qualcomm’s $1B acquisition of Snaptrack, which accelerated the commercialization of advanced GPS service into wireless handsets, and was a cornerstone of Qualcomm Launchpad strategy.  In addition to his leadership at Qualcomm, Mr. Schrock served on the board of directors of the Fabless Semiconductor Association and Jazz Semiconductor, a privately held Mixed Signal and RF water foundry, until its merger with Acquicor Technology in 2007.  Mr. Schrock has also served as Vice President and Division Manager to several companies, including GM Hughes Electronics, Applied Micro Circuit, Burr-Brown Corporation, and spent 15 years with Motorola Semiconductor.  Mr. Schrock holds a BSEE with honors from the University of Illinois, has completed the coursework for an MSEE from Arizona State University, and has an Advanced Business Administration degree from Arizona State University

FREDERICK (RICK) C. GOERNER.  Rick Goerner became our President and Chief Executive Officer on February 29, 2008.  He has extensive experience as an operating manager and CEO with technology companies on a global scale.  He served as President and COO of the Storage Products Group of Texas Instruments, a one billion dollar supplier of mixed signal and analog ICs for the hard disk drive market. Previously, Goerner served as President and CEO of TransDimension Inc, an Irvine, California based, venture-financed, technology start-up company providing embedded Universal Serial Bus (USB) silicon and software solutions to a global customer base. TransDimension was acquired by Oxford Semiconductor in 2005. Goerner has recently been involved in the development of other early stage technology companies, serving as a Technical Advisor, as Executive Chairman, as a member of the Board of Directors and in the capacity of Interim President and CEO.

PAUL R. BIBEAU.  Paul Bibeau became our Vice President of Business Development on March 17, 2008.  Paul comes to us with over 28 years experience in the electronics industry with nearly 24 of those years in various managing roles in design, marketing and operations.  Prior to Patriot Scientific Mr. Bibeau worked for five years at Microsemi as Corporate Vice President of Marketing and then Senior Vice President and General Manger of the Integrated Products Division.  There he was responsible for the growth and expansion of the IC division of Microsemi, formerly Linfinity Microelectronics, to leading positions in TV, notebook, and automotive LCD display controllers, WLAN power amplifiers, and various power management products for the storage and handheld markets.  Prior to Microsemi, Mr. Bibeau worked for nine years in various marketing director roles in the Storage Products Group of Texas Instruments, formerly Silicon Systems.  There he was responsible for development of new business opportunities in hard disk drive, removable storage products, and emerging networking markets.  Prior to Silicon Systems Mr. Bibeau held various design and engineering R&D management roles at Hughes Aircraft for more than 13 years.  He holds a BSEE from the University of Lowell in Massachusetts and an MBA in Business Management from Pepperdine University.

CLIFFORD L. FLOWERS. Cliff Flowers became our Chief Financial Officer on September 17, 2007 and is Secretary of the Company.  Prior to that date and from May 2007, Mr. Flowers was the interim CFO for BakBone Software Inc., working as a consultant on behalf of Resources Global Professionals, Inc.  From June 2004 through December 2006, Mr. Flowers was the senior vice president of finance and operations and CFO for Financial Profiles, Inc. a developer and marketer of software for the financial planning industry.  Prior to joining Financial Profiles, Mr. Flowers served as CFO of Xifin, Inc. a provider of hosted software services to the commercial laboratory marketplace.  Prior to Xifin, Mr. Flowers served for nine years in positions of increasing responsibility at Previo, Inc. a developer and marketer of various PC and server-based products, including back up and business continuity offerings.  As CFO of Previo, Mr. Flowers' global responsibilities included all financial operations and legal affairs.  He earlier served as an audit manager with Price Waterhouse, LLP.  Mr. Flowers is a graduate of San Diego State University with a B.S. summa cum laude in Business Administration with an emphasis in accounting and holds a CPA license in California.

Vote Required; Board Recommendation

Directors are elected by plurality vote, meaning that (should there be more nominees than seats available) the nominees who receive the most votes will be elected for the term nominated, even if the number of votes received by any one or more nominees is less than a majority of the votes cast. Cumulative voting is not allowed in the election of directors. The Board recommends a vote in favor of each nominee set forth above.

BOARD OF DIRECTORS AND COMMITTEES

Board Committees

We have two standing committees:  Audit Committee, and Compensation Committee.  In addition, the Board from time to time establishes special purpose committees and utilizes an Executive Committee for executive transitions and other matters.

Director Attendance

During the fiscal year ended May 31, 2008, the Board of Directors held a total of 16 meetings.  Board committees met as follows during the 2008 fiscal year:  Audit Committee, 3 times; Compensation Committee, 8 times; and the Executive Committee 3 times. During the 2008 fiscal year, each of our directors attended at least 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of meetings held by all committees of the Board on which such director served during 2008. The Board expects all directors to attend its annual stockholder meetings.  All of our directors except Mr. Falk attended the 2007 Annual Meeting of Stockholders held October 23, 2007.

Audit Committee

The Audit Committee reviews our audit and control functions, our accounting principles, policies and practices and financial reporting, the scope of the audit conducted by our auditors, the fees and all non-audit services of the independent auditors and the independent auditors' opinion and letter of comment to management and management's response thereto.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 (“Securities Act”) or the Exchange Act that might incorporate this Proxy Statement or future filings with SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Audit Committee

The Audit Committee is appointed by the Board. The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached as an appendix to this Proxy Statement.

The primary function of the Audit Committee is to provide advice to the Board with respect to our financial matters and to assist the Board in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to:

●	Serve as an independent and objective party to monitor our financial reporting process and internal control system;

●	Review and appraise the audit efforts of our independent accountants;

●	Evaluate our quarterly financial performance as well as our compliance with laws and regulations;

●	Oversee management's establishment and enforcement of financial policies and business practices; and

●	Provide an open avenue of communication among the independent accountants, financial and senior management, counsel, and the Board.

The Audit Committee has considered whether the non-audit services provided by our auditors in connection with the fiscal year ended May 31, 2008 were compatible with the auditors' independence.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended May 31, 2008 with management. The Audit Committee has discussed with KMJ Corbin & Company (“Corbin”), our independent public accountants for the fiscal year ended May 31, 2008, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified, for the fiscal year ended May 31, 2008.

The Audit Committee has also received the written disclosures and the letter from Corbin required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Corbin with that firm.

Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2008 for filing with the SEC.

The Audit Committee is composed of two outside directors, both of whom were determined by the Board of Directors to be independent directors and are independent as defined under the NASDAQ listing standards.  During fiscal 2008 and to date, the Audit Committee has consisted of Ms. Felcyn (Chairperson) and Mr. Johnson.  The Board of Directors has determined that Ms. Felcyn is an audit committee financial expert as defined in Item 401 of Regulation S-B, promulgated by the SEC.  The Board's conclusions regarding the qualifications of Ms. Felcyn as an audit committee financial expert were based on her standing as a certified public accountant and her degree in business economics.

Gloria H. Felcyn, Chairperson
Carlton M. Johnson, Jr.

Compensation Committee

The Compensation Committee reviews and recommends to the Board the salaries, bonuses and perquisites of our executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers our 2001, 2003 and 2006 Stock Option Plans.  The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our executive officers and evaluates their performance in light of these goals and objectives.  The Compensation Committee operates under a charter that it reviews annually.  Changes to the charter are recommended by the Committee and must be approved by the Board.

Membership and Role of the Compensation Committee. The Compensation Committee consists of three non-employee directors, each of whom is independent as defined under the NASDAQ listing standards and by the SEC. The Compensation Committee approves the compensation for any executive officer who also serves as a director, and acts on such other matters relating to their compensation, as it deems appropriate. Beginning October 2002, the Compensation Committee has also approved the compensation for our other executive officers and acts on such other matters relating to their compensation, as it deems appropriate. With respect to all eligible recipients except members of the Compensation Committee, the Compensation Committee also administers our 2001, 2003 and 2006 Stock Option Plans and determines the participants in the plans and the amount, timing and other terms and conditions of awards under these plans. The Board as a whole exercises these responsibilities with respect to members of the Compensation Committee as eligible recipients under these plans.  The Compensation Committee operates under a written charter adopted by the Board, a copy of which is attached as an appendix to this Proxy Statement.

Compensation Committee Interlocks and Insider Participation.  Mr. Carlton M. Johnson, Jr., Ms. Gloria Felcyn and Mr. Helmut Falk, Jr. served on the Compensation Committee during 2008.  There were no Compensation Committee interlocks or insider (employee) participation during 2008.

Overview

In this section we review our plans and programs for compensating our executive officers who are named in the Summary Compensation Table that appears under the caption “Executive Compensation.”

Compensation Discussion and Analysis

Compensation Philosophy and Objectives. The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with corporate performance, the performance of the individual executive officers, and the attainment of predetermined corporate goals. The primary objectives of our executive compensation program are to:

●	reward the achievement of desired corporate and individual performance goals;

●	provide compensation that enables us to attract and retain key executives; and

●	provide compensation opportunities that are linked to our performance and that directly link the interests of executives with the interests of stockholders.

Our executive compensation program provides a level of compensation opportunity that is competitive with those offered by companies in comparable industries and of comparable development, complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including corporate performance, both separately and in relation to other companies competing in our markets, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, our historical compensation levels and stock awards, and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term corporate and individual performance.

Executive Compensation Program Components.  Our executive compensation program consists of base salary, bonuses and stock options.  The particular elements of the compensation program are discussed more fully below.

Base Salary

Base salary levels of executives are determined by the potential impact of the individual on the Company and corporate performance, the skills and experience required by the position, the individual performance and potential of the executive, and market data for comparable positions in companies in comparable industries and of comparable development, complexity and size. Base salaries for executives are generally evaluated and adjusted annually. The Compensation Committee has the discretionary authority to adjust such base level salaries based on our actual and projected performance, including factors related to revenue and profitability. In considering our performance in fiscal year 2008 in relation to the performance of other companies in our industry generally, we feel that the current compensation levels of our executive officers are appropriate.

The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code limiting corporate deductions to $1,000,000 for certain types of compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. We do not believe that we will pay “compensation” within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, we do not have a policy at this time regarding qualifying compensation paid to our executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

Base salary is the only element of compensation that is used in determining the amount of contributions permitted under our 401(k) plan.

Bonuses

The Compensation Committee may establish the goals and measurements for bonuses to align executive pay with achievement of critical strategies and operating goals.  The targets for executive officers have been set at 50% of base salary for the Chief Executive Officer and 40% of base salary for other officers, except as otherwise reflected in individual employment contracts.

The Compensation Committee typically determines that one-half of the bonus shall be based on the achievement of revenue and profit goals and the other half on achievement of specific strategic objectives.  The Compensation Committee has determined that there will be no payout for the portions based on revenue and profit unless at least 90% of the revenue and profit goals have been met.

We paid no bonuses to our executive officers during the fiscal year 2008.  Mr. Goerner, our CEO is entitled to a bonus of $250,000 upon completion of his interim period on November 29, 2008.  Accordingly, we have accrued $83,000 at May 31, 2008 relating to the portion of the bonus Mr. Goerner earned during fiscal 2008.  Mr. Bibeau, our Vice President of Business Development, is entitled to milestone bonuses relating to our merger and acquisition activities.  Accordingly, we accrued $11,000 at May 31, 2008 relating to Mr. Bibeau’s bonus.

Stock Options

We use stock options to enable key executives to participate in a meaningful way in our success and to link their interests directly with those of stockholders. The number of stock options we grant to executives is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in our industry, the number of options previously granted, individual and corporate performance during the year, and the size and nature of option packages granted to comparable employees in comparable companies.

We set the exercise price of stock options at the fair market value of our common stock on the date of grant.  Fair market value is determined as the closing price of our stock on the grant date.  We do not backdate options or grant options retroactively.  We do not loan funds to employees to enable them to exercise stock options.

All of our stock options are granted at the sole discretion of the Board of Directors or the Compensation Committee.  Named Executive Officers may be granted stock options in accordance with terms of their employment contracts.

For the fiscal year ended May 31, 2008 the following Named Executive Officers received options to purchase our common stock:  Mr. Turley - 1,900,000 options, Mr. Sweeney – 100,000 options, Mr. Flowers - 750,000 options, Mr. Goerner - 3,000,000 options, and Mr. Bibeau – 400,000 options.  All of the option grants are subject to vesting provisions except for Mr. Sweeney’s grant and 300,000 of Mr. Goerner’s options which were fully vested on the date of grant.

Benefits

Named Executive Officers also participate in our benefit plans on the same terms as other employees.  These plans include medical and dental insurance, as well as life and disability insurance.

Retirement Plan

We maintain a 401(k) plan for all eligible employees.  Pursuant to the plan, we provide a 50% match on the first 6% of a participant's compensation.  Matching contributions vest over a three year period.  Participants choose to invest their account balances from a selection of funds provided by the plan fiduciary.  None of the investment options are in our stock.

Severance Benefits

We provide severance benefits to ease our executives’ transition due to an unexpected employment termination by us due to on-going changes in our employment needs.  Our Chief Executive Officer and Chief Financial Officer are entitled to severance benefits as specified in their employment contracts.  Upon his retirement in June 2007, Mr. Pohl was entitled to a severance payment of $100,000 all of which was paid to him in fiscal 2008.  Upon his resignation in February 2008, Mr. Turley was entitled to a severance payment of $95,192, which was paid bi-weekly over a seven month period that ended in August 2008.

Change in Control

We provide change in control benefits as an incentive to our key employees to remain with us despite uncertainties while a transaction is under consideration or pending.  Our Chief Financial Officer is entitled to change in control benefit payments as specified in his employment contract.

Management's Role in Establishing Compensation

Our named executive officers do not determine or approve any element or component of their own base salary, annual incentive awards, long-term incentives or other aspects of compensation.  The Named Executive Officers do provide input and make recommendations to the Compensation Committee with respect to the compensation of officers who report to them.  These recommendations are based on various factors, including individual contribution and performance, company performance, labor market conditions, complexity and importance of roles and responsibilities, reporting relationships, retention needs and internal pay relationships.

Compensation Committee Report

The Compensation Committee reviewed and discussed our Compensation Discussion and Analysis with management.  Based upon such review and discussions, the Committee recommended to the Board of Directors that our Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended May 31, 2008.

Carlton M. Johnson, Chairperson
Gloria H. Felcyn
Helmut Falk, Jr.

The following table summarizes the compensation of the Named Executive Officers for the fiscal years ended May 31, 2008 and 2007.  For fiscal 2008, the Named Executive Officers are our Chief Executive Officer, Chief Financial Officer and Vice President of Business Development. For fiscal 2007, the Named Executive Officers are our Chief Executive Officer and Chief Financial Officer.

Summary Compensation Table
For Fiscal Years Ended May 31, 2008 and 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($) (2)	Total Compensation ($)
Frederick C. Goerner, CEO	2008	$66,508	$83,000	$153,849	$-	$303,357

James L. Turley, CEO (a)	2008	174,145	-	144,157	118,782	437,084

David H. Pohl, CEO (b)	2008	5,668	-	-	104,893	110,561
David H. Pohl, CEO	2007	247,279	50,000	1,636,137	7,368	1,940,784

Clifford L. Flowers, CFO	2008	160,096	-	62,530	2,856	225,482

Thomas J. Sweeney, CFO (c)	2008	82,688	-	34,763	--	117,451
Thomas J. Sweeney, CFO	2007	223,875	15,000	123,763	--	362,638

Paul R. Bibeau,	2008	47,541	11,000	22,245	--	80,786
V.P. Business Development

1.
Represents the compensation costs of stock options for financial reporting purposes for fiscal 2008, computed in accordance with SFAS 123R, rather than an amount paid to or realized by the Named Executive Officer. See Note 2 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2008 for the assumptions made in determining SFAS 123R values.  The SFAS 123R value as of the grant date for options is spread over the number of months of service required for the grant to become non-forfeitable.  In addition, ratable amounts expensed for grants that were granted in prior years are included.  There were no forfeited awards of options granted to Named Executive Officers for the fiscal year ended May 31, 2007.  For the fiscal year ended May 31, 2008, Mr. Turley forfeited 1,500,000 options due to vesting criteria not being met upon his resignation (for more information see the Potential Payments on Termination or Change in Control section of this report).

2.	See the All Other Compensation Table below for details of the total amounts represented.

(a)	Mr. Turley served as CEO from June 5, 2007 until February 28, 2008 and was replaced by Mr. Goerner

(b)	Mr. Pohl served as CEO until June 5, 2007 and was replaced by Mr. Turley.

(c)	Mr. Sweeney served as CFO until September 17, 2007 and was replaced by Mr. Flowers.

All Other Compensation Table
For Fiscal Years Ended May 31, 2008 and 2007

Name and Principal Position	Year	Vacation Payout On Termination ($)	Relocation ($) (1)	401(k) Company Match ($)	Severance($) (2)	Total ($)
James L. Turley, CEO	2008	$6,761	$13,608	$3,221	$95,192	$118,782

David H. Pohl, CEO	2008	4,723	-	170	100,000	104,893
David H. Pohl, CEO	2007	-	-	7,368	-	7,368

Clifford L. Flowers, CFO	2008	-	-	2,856	-	2,856

1.	We reimbursed Mr. Turley for relocation expenses per provisions of his employment contract.

2.	Includes amounts both accrued and paid in fiscal year 2008 for Mr. Turley. Mr. Pohl’s severance was paid entirely in fiscal 2008.

The following table provides information on stock options granted in fiscal 2008 to each of our Named Executive Officers. There can be no assurance that the Grant Date Fair Value of Option Awards will ever be realized. The amount of these awards that were expensed in fiscal 2008 is shown in the Summary Compensation Table above.

Grants of Plan-Based Awards
For Fiscal Year Ended May 31, 2008

Name	Grant Date	Board Approval Date	All Other Option Awards: Number of Securities Underlying Options		Exercise Price of Option Awards	Closing Price on Grant Date	Grant Date Fair Value of Option Awards (4)
Frederick C. Goerner	2/29/08	2/29/08	300,000	(1)	$0.40	$0.40	$86,818
	2/29/08	2/29/08	1,700,000	(2)	0.40	0.40	472,462
	2/29/08	2/29/08	1,000,000	(3)	0.40	0.40	274,972
James L. Turley	6/5/07	6/5/07	1,900,000		0.485	0.485	610,536
Clifford L. Flowers	9/17/07	9/17/07	750,000		0.45	0.45	220,899
Thomas J. Sweeney	8/16/07	8/16/07	100,000		0.47	0.47	34,692
Paul R. Bibeau	3/17/08	3/17/08	74,000	(1)	0.38	0.38	12,244
	3/17/08	3/17/08	123,000	(2)	0.38	0.38	20,352
	3/17/08	3/17/08	203,000	(3)	0.38	0.38	54,353

1.	Represents options granted under our 2001 Stock Option Plan.

2.	Represents options granted under our 2003 Stock Option Plan.

3.	Represents options granted under our 2006 Stock Option Plan.

4.
Represents the aggregate SFAS 123R values of options granted during the year. The per-option SFAS 123R grant date value for Mr. Goerner's options was $0.29, Mr. Turley’s was $0.36, Mr. Flowers’ was $0.33, Mr. Sweeney’s was $0.35 and Mr. Bibeau’s was $0.29.  See Note 2 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2008 for the assumptions made in determining SFAS 123R values. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the SFAS 123R value.

Pursuant to our 2001 Stock Option Plan, the options of grantees who die expire on the earlier of six months from the date of death, or the original expiration date. If a grantee is disabled, the options expire on the earlier of twelve months from the date of disability or the original expiration date.  For employment terminations or cessation of service on our board of directors, options that are then vested expire within three months of termination or cessation of service and unvested options expire immediately.

Pursuant to our 2003 Stock Option Plan, the options of grantees who die expire on the earlier of six months from the date of death, or the original expiration date. If a grantee is disabled, the options expire on the earlier of twelve months from the date of disability or the original expiration date.  For employment terminations or cessation of service on our board of directors, options that are then vested expire within three months of termination or cessation of service and unvested options expire immediately.

Pursuant to our 2006 Stock Option Plan, the options of grantees who die or become disabled expire on the earlier of twelve months from the date of death, or the original expiration date. For employment terminations or cessation of service on our board of directors, options that are then vested expire within three months of termination or cessation of service and unvested options expire immediately.

The exercise price of all options granted in 2008 under our stock option plans equals the closing price of our common stock on the grant date.

The following table shows the number of shares covered by exercisable and un-exercisable options held by our Named Executive Officers for the fiscal year ended May 31, 2008.

Outstanding Equity Awards
For Fiscal Year Ended May 31, 2008

Name	Number of Securities Underlying Options (#)Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price($)	Option Expiration Date
Frederick C. Goerner	300,000	(1)	2,700,000	(2)	$0.40	2/28/2013
Clifford L. Flowers	150,000	(1)	650,000	(3)	$0.45	9/17/2012
Paul R. Bibeau	-		400,000	(4)	0.38	3/17/2013

1.	All of the options are fully vested at May 31, 2008 and have a term of five years.

2.
700,000 of the options vest upon completion of the CEO’s interim period on November 29, 2008.  1,000,000 and 1,000,000 options granted under the 2003 and 2006 Stock Option Plans, respectively, are performance grants which vest upon any one of the following:  the successful closing of a merger or acquisition brought forth primarily due to the efforts of the optionee, the listing of the Company on the AMEX or NASDAQ stock exchanges, a sustained substantial increase in shareholder value directly resulting from an optionee action approved by the Board of Directors, or approval by the Board of Directors for the partial vesting of the option.

3.	The options vest over a period of four years beginning September 17, 2008.

4.
200,000 options fully vest on September 17, 2008.  74,000, 123,000 and 3,000 options granted under the 2001, 2003 and 2006 Stock Option Plans, respectively, are performance grants which vest upon successful closure of one or more M&A transactions which exceed a certain dollar amount in cash/equity consideration for the Company.

The following table shows the number of shares of our common stock acquired during the fiscal year ended May 31, 2008 upon the exercise of options by our Named Executive Officers.

Option Exercises
For Fiscal Year Ended May 31, 2008

Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)
David H. Pohl	1,157,846	$517,100

Equity Compensation Plan Information

Our stockholders previously approved each of the Company’s 1992, 1996, 2001, 2003 and 2006 Stock Option Plans. The following table sets forth certain information concerning aggregate stock options authorized for issuance under our 1996, 2001, 2003 and 2006 Stock Option Plans as of May 31, 2008.

On March 11, 2008, we amended our 2006 Stock Option Plan to increase the total number of shares of our common stock issuable under the plan from 5,000,000 to 7,000,000.  Proposal number 1 in this proxy statement solicits shareholder approval to increase the maximum number of options under the Plan to 10,000,000.

Shares of common stock issuable on the exercise of warrants have not been approved by our stockholders. This item has been segregated in the table below under the item “Equity compensation plan not approved by security holders”.

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	8,195,000	$0.44	3,352,404
Equity compensation plan not approved by security holders	300,000	$0.57	—
Total	8,495,000		3,352,404

Employment Contracts

We had an employment agreement with Mr. Pohl.  Under terms of the agreement, upon his retirement as CEO on June 5, 2007, Mr. Pohl was paid a severance payment of $100,000 payable in bi-weekly installments over a six month period that ended December 2007.

We had an employment agreement with Mr. Sweeney. Under the terms of the agreement, Mr. Sweeney was paid a salary of $1,125 per day, subject to increase at our sole discretion. Mr. Sweeney was also entitled to a cash bonus, stock options and severance pay, in each case, as determined by the Compensation Committee in its sole discretion. During the course of Mr. Sweeney's employment with us, Mr. Sweeney remained a partner of Tatum CFO Partners, LLP (“Tatum”). As a partner of Tatum, Mr. Sweeney shared with Tatum a portion of his economic interest in any stock options or equity bonus that we paid him, to the extent specified in a Part-Time Engagement Resources Agreement between us and Tatum. Mr. Sweeney was eligible for our 401(k) plan and for vacation and holidays consistent with our policy as it applies to senior management.

We had an employment agreement with Mr. Turley for a one-year term.  Upon Mr. Turley’s resignation on February 28, 2008, he was entitled to a severance payment of $95,192, which was paid bi-weekly over a seven month period that ended in August 2008.

In connection with Mr. Flowers' appointment as Chief Financial Officer on September 17, 2007, we entered into an Employment Agreement (the “Agreement”) with Mr. Flowers for an initial 120-day term if not terminated pursuant to the Agreement, with an extension period of one year and on a day-to-day basis thereafter.  Pursuant to the Agreement, Mr. Flowers is to receive a base salary of $225,000 per year and is eligible to receive an annual merit bonus of up to 50% of his base salary, as determined in the sole discretion of the Board of Directors.  Also pursuant to the Agreement and on the date of the Agreement, Mr. Flowers received a grant of non-qualified stock options to purchase 150,000 shares of our common stock and a grant of non-qualified stock options to purchase 600,000 shares of our common stock.  The Agreement also provides for Mr. Flowers to receive customary employee benefits, including health, life and disability insurance.

Pursuant to the Agreement, if Mr. Flowers is terminated without cause or resigns with good reason within the first two years of employment, he is entitled to receive an amount equal to his annual base salary for the greater of (i) 6 months or (ii) the period remaining in the extended one-year term.  If Mr. Flowers is terminated without cause or resigns with good reason any time after two years of continuous employment, he is entitled to receive an amount equal to 12 months of his annual base salary.  Mr. Flowers is also entitled to certain payments upon a change of control of the Company if the surviving corporation does not retain him.  All such payments are conditional upon the execution of a general release.

In connection with Mr. Goerner’s appointment as Interim President and Chief Executive Officer, and commencing on February 29, 2008 (the “Effective Date”), we entered into an Employment Agreement (the “Agreement”) with Mr. Goerner, terms of which were finalized May 19, 2008. The agreement is for an initial 120-day term if not terminated pursuant to the agreement, with an extension period of one year and on a continuing basis thereafter.  Pursuant to the Agreement, Mr. Goerner is to receive a base salary of $250,000 per year and is eligible to receive a bonus of 100% of his base salary at the time his position is converted by the Board of Directors to standing President/CEO or nine months from the effective date of the agreement.  If Mr. Goerner is terminated without cause during the nine month period after the effective date he shall receive a pro-rata portion of the bonus based on the term of his actual employment with us.  Also pursuant to the Agreement and on the date of the Agreement, Mr. Goerner received a grant of incentive stock options to purchase 250,000 shares of our common stock and non-qualified stock options to purchase 50,000 shares of our common stock.  Mr. Goerner also received a grant of non-qualified stock options to purchase 700,000 shares of our common stock to vest upon conversion of his position to standing President/CEO or nine months from the effective date of the agreement, whichever is first to occur and Mr. Goerner also received a grant of non-qualified stock options to purchase 2,000,000 shares of our common stock to vest upon meeting performance conditions outlined in the grant.  The Agreement also provides for Mr. Goerner to receive customary employee benefits, including health, life and disability insurance, and an automobile allowance.

Pursuant to the agreement, if Mr. Goerner is terminated without cause within the first year of employment, after the initial 120-day term, he is entitled to receive an amount equal to his base salary for the period remaining in the agreement.  Payments are conditional upon the execution of a general release.

Potential Payments on Termination or Change in Control

As stated in the Employment Contracts section above, Mr. Goerner is entitled to severance payments should he be terminated without cause and Mr. Flowers is entitled to severance payments should he be terminated without cause or resign for good reason as specified in his employment contract.

In order to be entitled to the severance payments, Mr. Goerner and Mr. Flowers must sign a separation agreement which includes a general release of all claims and a non-disparagement agreement.  Payments are to be made by us according to our payroll schedule for a minimum period of six months.

The table below estimates the amounts payable upon a separation as if the individuals were separated on May 31, 2008.

Severance Payment Estimates
May 31, 2008

Name	Severance Pay ($)	Severance Payable Through
Frederick C. Goerner	$187,500	2/28/09
Clifford L. Flowers	112,500	11/17/08

Mr. Flowers is entitled to a change in control payment should the surviving company not retain him after a merger or acquisition, additionally all of his unvested stock options vest and become exercisable as of the date of the change in control.  A lump sum payment is to be made by us to Mr. Flowers under terms of this provision in his employment contract.

The table below was prepared as though a Change in Control occurred and Mr. Flowers’ employment was terminated on May 31, 2008.

Change in Control Payment Estimate
May 31, 2008

Name	Severance Pay ($)	Stock Options (Black-Scholes Value) ($)	Total ($)
Clifford L. Flowers	$112,500	$165,109	$277,609

Director Compensation

As described more fully below, this table summarizes the annual cash compensation for our non-employee directors during the fiscal year ended May 31, 2008.

Director Compensation
For Fiscal Year Ended May 31, 2008

Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1)	All Other Compensation	Total Compensation ($)
Carlton M. Johnson, Jr.	$144,000	(2)	$-	--	$144,000
Gloria H. Felcyn	114,000	(3)	-	--	114,000
Helmut Falk, Jr.	36,000		-	--	36,000
David H. Pohl	72,000	(4)	-	--	72,000
Harry L. Tredennick, III	46,000	(5)	34,763	--	80,763
Donald E. Schrock	6,000	(6)	7,008	--	13,008

1.
Represents the compensation costs of stock options for financial reporting purposes for fiscal 2008, computed in accordance with SFAS 123R, rather than an amount paid to or realized by the director. See Note 2 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2008 for the assumptions made in determining SFAS 123R values.  There can be no assurance that the SFAS 123R amounts will ever be realized.  The per-option SFAS 123R grant date value was $0.35 for options granted to Mr. Tredennick and $0.26 for options granted to Mr. Schrock in fiscal 2008.

2.	Consists of $36,000 board fee, $36,000 Phoenix Digital Solutions, LLC management committee fee, $36,000 Compensation Committee Chair fee and $36,000 Executive Committee Chair fee.

3.	Consists of $36,000 board fee and $78,000 Audit Committee Chair fee. In August 2007, the Audit Committee Chair fee was increased from $4,000 per month to $7,000 per month.

4.
Mr. Pohl retired as CEO on June 5, 2007.  Mr. Pohl continued to serve on our board and the management committee of Phoenix Digital Solutions, LLC until February 2008.  Consists of $45,000 chairman fee and $27,000 Phoenix Digital Solutions, LLC management committee fee.

5.	Mr. Tredennick joined our board in August 2007 and served as chair of the Technology Committee until March 2008. Consists of $30,000 board fee and $16,000 Technology Committee Chair fee.

6.
Mr. Schrock joined our board April 17, 2008 and serves as chair of the Corporate Development, M & A Committee.  Consists of $3,000 board fee and $3,000 Corporate Development, M & A Committee Chair fee for the month of May 2008.

At May 31, 2008 the aggregate number of options outstanding was:  Mr. Johnson - 1,400,000 shares, Ms. Felcyn - 950,000 shares, Mr. Falk - 1,000,000 shares, Mr. Tredennick – 100,000 shares and Mr. Schrock - 250,000 shares.

Mr. Tredennick’s options vest immediately upon grant, have a term of five years and are subject to the terms and conditions of our stock option plans.

Mr. Schrock’s options vest over a period of 18 months from the grant date of April 17, 2008, have a term of five years and are subject to the terms and conditions of our stock option plans.

Directors who are not our employees are compensated for their service as a director as shown in the table below:

Schedule of Director Fees
May 31, 2008

Compensation Item	Amount
Board	$36,000
Chairman	45,000	(1)
Corporate Development, M & A Committee Chair	3,000	(2)
Audit Committee Chair	78,000	(3)
Compensation Committee Chair	36,000
Executive Committee Chair	36,000
Technology Committee Chair	16,000	(4)
Phoenix Digital Solutions, LLC Management Committee Board Member	36,000

1.	Effective from June 2007 until February 2008.
2.	Effective May 2008.
3.	Effective August 2007, the Audit Committee Chair fee was increased from $4,000 per month to $7,000 per month.
4.	Effective from August 2007 until March 2008. The Technology Committee was disbanded in March 2008.

All retainers are paid in monthly installments.

Other

We reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us.

Transactions With Directors, Executive Officers and Principal Shareholders

The Audit Committee, as part of its charter, reviews and approves all transactions between us and any related party.

There were no transactions, or series of transactions during the fiscal year ended May 31, 2008, nor are there any currently proposed transactions, or series of transactions, to which we are a party, in which the amount exceeds $120,000, and in which to its knowledge any director, executive officer, nominee, five percent or greater stockholder, or any member of the immediate family of any of the foregoing persons, has or will have any direct or indirect material interest other than as described below.

During the past five years, no director, executive officer or nominee for the Board has been involved in any legal proceedings that are material to an evaluation of their ability or integrity to become our director or executive officer.

Company Stock Price Performance

The stock price performance graph below is required by the SEC and will not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The following graph compares the five-year cumulative total return on our common stock to the total returns of 1) NASDAQ Composite Index and 2) Philadelphia Semiconductor Index.  This comparison assumes in each case that $100 was invested on May 31, 2003 and all dividends were reinvested.  Our fiscal year ends on May 31.

	2003	2004	2005	2006	2007	2008
Patriot Scientific Corporation	$100	$117	$250	$1,693	$918	$486
NASDAQ Composite Index	100	124	130	137	163	158
Philadelphia Semiconductor Index	100	128	112	122	128	109

INDEPENDENT PUBLIC ACCOUNTANTS

During our two most recent fiscal years ended May 31, 2008 and May 31, 2007, there were no disagreements between us and KMJ Corbin & Company, LLP (“Corbin”) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Corbin's satisfaction, as applicable, would have caused them to make reference to the subject matter of the disagreement in their respective reports on the financial statements for such years.

To help ensure the independence of our independent auditor, the Audit Committee has approved and adopted a Policy on Engagement of Independent Auditor, which is available on our web site at www.ptsc.com.

Pursuant to the Policy on Engagement of Independent Auditor, the Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditor. The Audit Committee pre-approves all audit services and non-audit services to be provided by the independent auditor and has approved 100% of the audit, audit-related and tax fees listed below. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented at the next Audit Committee meeting for ratification.

Each audit, non-audit and tax service that is approved by the Audit Committee will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by one of our officers authorized by the Audit Committee to sign on our behalf.

The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee's opinion, the independence of the independent auditor.

In addition, since January 1, 2003, our independent auditor may not provide any services to our officers or Audit Committee members, including financial counseling or tax services.

Audit Fees

During the fiscal years ended May 31, 2008 and 2007, the aggregate fees billed by our principal accountants for professional services rendered for the audit of our annual financial statements, audits of effectiveness of internal control  over financial reporting, restatements of prior years financials and reviews of quarterly financial statements included in our reports on Form 10-Q, and audit services provided in connection with other statutory or regulatory filings were $219,681 and $828,098, respectively.

Audit-Related Fees

During the fiscal years ended May 31, 2008 and 2007, the aggregate fees billed by our principal accountants for assurance and related services reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees” were $10,050 and $12,808, which were primarily for review of registration and proxy statements.

Tax Fees

During the fiscal years ended May 31, 2008 and 2007, the aggregate fees billed by our principal accountant for tax compliance, tax advice and tax planning rendered on our behalf were $22,840 and $13,080, respectively, which related to the preparation of federal and state income tax returns.

All Other Fees

Our principal accountant billed no other fees for the fiscal years ended May 31, 2008 and 2007, except as disclosed above.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Under certain circumstances, stockholders are entitled to have us include stockholder proposals in our proxy statement for presentation at a meeting of stockholders. We intend to hold our next annual meeting of stockholders in October 2009. Stockholders who desire to have their proposal included on our proxy card and included in our proxy statement for the next annual meeting of stockholders must submit such proposals to us no later than June 1, 2009. Proposals received by us after such date will be considered untimely. Stockholder proposals should be directed to the attention of the Corporate Secretary, addressed as follows: Patriot Scientific Corporation, Mr. Clifford L. Flowers, Corporate Secretary, 6183 Paseo Del Norte, Suite 180, Carlsbad, CA 92011. The submission of a proposal does not guarantee that it will be included in the proxy statement or proxy. Shareholder proposals are subject to certain regulations and requirements under the federal securities laws.

Stockholders who intend to submit proposals to the stockholders at the next annual meeting of stockholders but intend to submit such proposals on their own, either from the floor or through their own proxy statement and proxy, must, in order for such matters to be voted upon by the stockholders, give notice of such to us by August 15, 2009. The persons named as proxies for the next annual meeting of stockholders will have discretionary authority to vote on any stockholder proposal not included in our proxy materials for the meeting, unless we receive notice of the proposal by August 15, 2009. If proper notice is received by that date, the proxy holders will not have discretionary voting authority except as provided in federal regulations governing stockholder proposals.

We encourage stockholders to communicate with members of the Board. Shareholders wishing to communicate with directors may send correspondence addressed as follows: Patriot Scientific Corporation, Mr. Clifford L. Flowers, Corporate Secretary, 6183 Paseo Del Norte, Suite 180, Carlsbad, CA 92011. All communications will be provided directly to the Board.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year we may be “householding” our Proxy Statement and Annual Report. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement to a security holder at a shared address to which a single copy of the document was delivered.  If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report, the affected stockholder may contact Mr. Clifford L. Flowers, Corporate Secretary, Patriot Scientific Corporation, 6183 Paseo Del Norte, Suite 180, Carlsbad, CA 92011 or (760) 547-2700. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact Mr. Flowers as indicated in the preceding sentence.

FINANCIAL AND OTHER AVAILABLE INFORMATION

We are subject to the informational and reporting requirements of Section 13 of the Exchange Act and in accordance with those requirements file reports and other information with the SEC. Such reports and other information filed with the SEC are available for inspection and copying at the Public Reference Branch of the SEC, located at Room 1024, 450 Fifth Street N.W., Washington, DC 20549, at prescribed rates. Our filings under the Exchange Act may also be accessed through the SEC's web site (http://www.sec.gov).

Our Annual Report on Form 10-K for the year ended May 31, 2008, including the annual statements, as filed with the SEC under the Exchange Act, constitutes the annual report to stockholders and is being mailed with this Proxy Statement. UPON REQUEST AND PAYMENT OF A REASONABLE FEE TO COVER OUR EXPENSES, WE WILL FURNISH ANY PERSON WHO WAS A STOCKHOLDER AS OF THE RECORD DATE, A COPY OF ANY EXHIBIT TO THE FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2008. ANY SUCH WRITTEN REQUEST MAY BE ADDRESSED TO CLIFFORD L. FLOWERS, SECRETARY, PATRIOT SCIENTIFIC CORPORATION, 6183 PASEO DEL NORTE, SUITE 180, CARLSBAD, CA 92011. THE WRITTEN REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF OUR COMMON STOCK.

OTHER MATTERS

The Board knows of no other matters to be brought before the Annual Meeting. However, if any matters other than those referred to herein should properly come before the Annual Meeting, it is the intention of the proxy holders to vote such proxy in accordance with his or her best judgment.

APPENDIX A

Patriot Scientific Corporation
Audit Committee Charter

Organization

The Audit Committee is a standing committee of the Board of Directors. The Audit Committee will consist of at least two members of the Board of Directors, all of whom are “independent” as defined in applicable stock exchange rules and are otherwise free of any relationship that in the opinion of the Board of Directors would interfere with their exercise of independent judgment. All committee members must be able to read and understand fundamental financial statements, including the company's balance sheet, income statement and cash flow statement. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual's financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. The Board will designate committee members and the committee chair annually.

Statement of Policy

The primary objective of this committee is to assist the Board in fulfilling its fiduciary responsibilities relating to accounting, finance and reporting practices of the company, including its internal controls and the integrity of its financial reports. In meeting this objective, the committee is responsible for maintaining a free and open means of communication between the directors, the independent accountants, and the Company's management. The committee has the power to confer with and direct corporate officers of the corporation to the extent necessary to accomplish its charter. The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee.

Responsibilities

To best carry out its responsibilities, the committee's policies and procedures should remain flexible in order to address changing conditions. Specific responsibilities of the committee include:

●	Appointment of the independent accountants.

●
Select and evaluate the independent accountants to be ratified by the shareholders to audit the Company's accounts, or where appropriate, the replacement of the independent accountants, and approve the compensation of the independent accountants for audit services.

●	Evaluate the independence of the independent accountant, including a review of non audit-related services provided by and related fees charged by the independent accountant.

●
Obtain a formal written statement, as required by the Independence Standards Board, from the independent accountant delineating relationships between the accountant and the company and actively engage in dialogue with the independent accountants regarding matters that might reasonably be expected to affect their independence.

●
Pre-approving all audit and non-audit services to be provided by the independent accountants. The Audit Committee may delegate the authority to grant such pre-approvals to one or more members of the committee, provided that the per-approval decision and related services are presented to the Audit Committee at its next regularly scheduled meeting.

●	Review and approve the audit activities at the Company.

●
Meet with the independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and upon the completion thereof review such audit, including any comments or recommendations of the independent accountants.

●	Review financial results.

●
Prior to the release of the Company's unaudited quarterly financial results, review the results with management and the independent accountants, considering reports from senior finance management as to major accounting matters and any material deviations from prior practice, and consultations with the. Company's independent accountants.

A-1

●	Ensure that the independent accountant conducts a SAS 100 (“Interim Financial Information”) review prior to the filing of the Company's Form 10-Q.

●
Prior to the release of the Company's fiscal year end operating results, review and discuss with Company management and the independent accountants the audited financial results for the fiscal year, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

●	At least annually discuss with the independent accountants the matters described in SAS 61(“Communications with Audit Committees”).

●
Review with management and the independent accountants the Company's critical accounting policies and the disclosure regarding those policies in the Company's periodic filings with the Securities and Exchange Commission.

●	Systems and reports.

●	Review with Company senior management and the independent accountants the adequacy and effectiveness of the accounting and financial systems controls of the Company.

●
Review and discuss the audited financial statements with management and, if necessary, the independent accountants, prior to recommending the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K.

●	Report annually in the Company's proxy statement such information as may be required by the rules and regulations of the Securities and Exchange Commission.

●	The committee will meet at least quarterly and more often as necessary.

●
Provide sufficient opportunity for the independent accountants to meet with the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent accountants' evaluation of the Company's financial, accounting and auditing personnel and the cooperation that the independent accountants received during the course of the audit and quarterly reviews.

●	Review corporate financial policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct and fraud.

●	Review the Company's treasury policy.

●	Review the Company's program of risk management, including insurance coverage.

●	Regularly prepare minutes of all meetings and report its activities to the general meeting of the Board of Directors.

●	Review and reassess the adequacy of the Audit Committee Charter on an annual basis.

●
Establish procedures to receive and process complaints regarding accounting, internal auditing controls or auditing matters and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

●
Perform such other specific functions as the Board of Directors may from time to time direct, including reviewing and approving all transactions between the Company and any related party, and making such investigations and reviews of the Company and its operations as the Board of Directors may from time to time request.

Resources

The Company's Chief Financial Officer will be management's primary liaison to the committee. The committee will have access to financial information and resources it deems necessary for it to properly carry out its duties.

A-2

APPENDIX B

Patriot Scientific Corporation
Compensation Committee Charter

The Compensation Committee is a standing committee of our board of directors whose primary objectives are to be the administrator of our Stock Option Plans and to oversee, review and approve compensation for our executive officers, evaluate the performance of our Chief Executive Officer, and nominate prospective members of the board of directors.

Executive Compensation Philosophy

As a high-level strategy guideline, we invest to grow our business in a manner consistent with increasing stockholder value. To that end, the Compensation Committee has designed our executive compensation program to align it with achievement of our financial goals and key business objectives.

Components of Executive Compensation at Patriot

Compensation for our executive officers generally consists of base salary, an annual bonus incentive and stock option awards.  The Compensation Committee assesses the past performance and/or anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

Base Salary

The Compensation Committee established the objective of positioning executive base salary and total cash compensation at a level similar to that offered by comparably sized companies in the high technology industry. The salaries of the executive officers, including the Chief Executive Officer, are evaluated annually by the Compensation Committee with reference to relevant surveys of compensation paid to executives with similar responsibilities at comparable companies. The Compensation Committee may retain outside compensation consultants to periodically review competitive compensation data

In addition to analyzing competitive data, the Compensation Committee evaluates performance to determine appropriate compensation amounts to reflect our philosophy of compensating for performance.  The Compensation Committee considers there commendations of the Chief Executive Officer with respect to the compensation of the other executive officers. Awards of compensation, for the Chief Executive Officer and the other executive officers, are determined or recommended by the Compensation Committee so as to be consistent with stockholders' objectives.

Annual Bonus Incentive

The Compensation Committee may establish the goals and measurements for the bonus plan to align executive pay with achievement of critical strategies and operating goals. The targets for executive officers were set at 50% of base salary for the Chief Executive Officer and 40% of base salary for the other officers (unless different percentages are reflected in each individual's employment contract in which case the percentage in the employment contract shall prevail).

The Compensation Committee typically determines that one-half of the bonus shall be based on achievement of revenue and profit goals, and the other half on achievement of specific strategic objectives.  The Compensation Committee determined that there would be no payout for the portion based on revenue and profit unless at least 90% of the revenue and profit goals were met

Long Term Incentives

Stock options are designed to align the interests of executives with the long-term interests of the stockholders. The Compensation Committee believes that stock options directly motivate our executive officers to maximize long-term stockholder value. The options also utilize vesting periods in order to encourage these key employees to continue in the employ of Patriot. The Compensation Committee determines the number of shares that will be subject to stock option grants based on our business plans, the executive's level of responsibility, individual performance, historical award data and competitive practice of comparable positions in similar high technology companies. All options are to be granted at not less than the fair market value of the underlying shares on the date of grant.

B-1

APPENDIX C

PATRIOT SCIENTIFIC CORPORATION
2006 STOCK OPTION PLAN
AS AMENDED AND RESTATED

ARTICLE 1

PURPOSE OF THE PLAN

The purpose of this Patriot Scientific Corporation 2006 Stock Option Plan is to promote the interests of Patriot Scientific Corporation and its shareholders by: (i) attracting and retaining exceptional Directors, Employees and Consultants of the Company, and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Accordingly, the Plan provides for the granting of Incentive Stock Options and Non-Qualified Stock Options.

ARTICLE 2

DEFINITIONS

2.1  “Administrator” means the Board or any committee, Officer or Employee of the Company to whom the Board has delegated authority to administer the Plan.

2.2  “Affiliate” means a “parent” or “subsidiary” corporation as defined in Code §§ 424(e) and (f), or a corporation that the Board has designated as participating in the Plan.

2.3  “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.4  “Awarded Stock” means the Common Stock subject to an Option.

2.5  “Beneficially Owned” and “Beneficial Ownership” means as set forth in Rule 13d-3 of the Exchange Act, provided that the exercise of voting rights by a nominee or proxy holder of the Board in connection with a meeting or proposed action by shareholders of the Company shall not be deemed to constitute such ownership and any ownership or voting power of the trustee under an employee benefit plan of the Company shall not be deemed to constitute such ownership.

2.6  “Board” means the board of directors of the Company.

2.7  “Change in Control” means the occurrence of any of the following events:

(a)  the shareholders of the Company approve a merger or consolidation of the Company with any other entity such that after the transaction more than fifty percent (50%) of the outstanding “Voting Securities” (defined as securities the holders of which are entitled to vote for the election of Directors) of the surviving entity would be Beneficially Owned by “Persons” (as such term is used in §§ 13(d) and 14(d) of the Exchange Act) who did not Beneficially Own “Voting Securities” of the Company prior to the transaction;

(b)  Directors who were members of the Board immediately prior to a meeting of the shareholders of the Company which meeting involves a contest for the election of at least one directorship, do not constitute at least a majority of the Directors following such meeting or election;

(c)  an acquisition, directly or indirectly, of more than fifty percent (50%) of the outstanding shares of any class of “Voting Securities” of the Company by any “Person;”

(d)  the shareholders of the Company approve a sale of all or substantially all of the assets of the Company or the liquidation of the Company; or

(e)  there is a change, during any period of two consecutive years or less of a majority of the Board as constituted as of the beginning of such period, unless the election of each Director who is not a Director at the beginning of such period was approved by a vote of at least two-thirds of the Directors then in office who were Directors at the beginning of the period.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred in the event the Company forms a holding company as a result of which the holders of the Company’s “Voting Securities” immediately prior to the transaction, hold, in approximately the same relative proportions as they held prior to the transaction, substantially all of the “Voting Securities” of a holding company owning all of the Company’s “Voting Securities” after the completion of the transaction.

2.8  “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

2.9  “Common Stock” means the common stock of the Company.

2.10  “Company” means Patriot Scientific Corporation, a Delaware corporation.

2.11  “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity.

2.12  “Director” means a member of the Board.

2.13  “Disability” means total and permanent disability as defined in Code § 22(e)(3), provided that in the case of Non-Qualified Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.14  “Effective Date” means, as of March 31, 2006, provided that the Plan is approved by the shareholders of the Company on or within twelve (12) months of such date.

2.15  “Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17  “Exchange Program” means a program under which: (i) outstanding Options are surrendered or cancelled in exchange for Options of the same type (which may have lower exercise prices and/or different terms), Options of a different type, and/or cash; or (ii) the exercise price of an outstanding Option is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

2.18  “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(a)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or the NASDAQ SmallCap Market of the NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in  The Wall Street Journal  or such other source as the Administrator deems reliable;

(b)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in  The Wall Street Journal  or such other source as the Administrator deems reliable; or
(c)  In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.19  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code § 422 and the Treasury regulations promulgated thereunder.

2.20  “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.21  “Officer” means a person who is an officer of the Company within the meaning of § 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.22  “Option” means an Incentive Stock Option or a Non-Qualified Stock Option or both, as the context requires.

2.23  “Option Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Option granted under the Plan. The Option Agreement is subject to the terms and conditions of the Plan.

2.24  “Participant” means the holder of an outstanding Option granted under the Plan.

2.25  “Plan” means this Patriot Scientific Corporation 2006 Stock Option Plan, as amended from time to time.

2.26  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.27  “Section 16(b)” means Section 16(b) of the Exchange Act.

2.28  “Service Provider” means an Employee, Director or Consultant.

2.29  “Share” means a share of the Common Stock, as adjusted in accordance with Section 4.3 and Article 7 of the Plan.

ARTICLE 3
 PLAN ADMINISTRATION

3.1  Procedure.

(a)  Board’s Delegation. The Board may delegate administration of the Plan to a committee(s). If administration is delegated to a committee, the committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may abolish the committee at any time and revest in the Board the administration of the Plan. Different committees with respect to different groups of Service Providers may administer the Plan.

(b)  Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(c)  Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

3.2  Powers of the Administrator

. Subject to the provisions of the Plan, and in the case of a committee, subject to the specific duties delegated by the Board to such committee, the Administrator will have the authority, in its discretion:

(a)  To determine the Fair Market Value.

(b)  To select the Service Providers to whom Options may be granted hereunder.

(c)  To determine the number of Shares to be subject to each Option granted hereunder.

(d)  To approve forms of agreement for use under the Plan.

(e)  To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator will determine in its sole discretion.

(f)  To reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

(g)  To institute an Exchange Program.

(h)  To construe and interpret the terms of the Plan and Options granted pursuant to the Plan, and to establish, amend and revoke rules and regulations for its administration.

(i)  To prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws.

(j)  To modify or amend each Option (subject to Section 8.13(c) of the Plan), including the discretionary authority to extend the post-termination exercise period of Options longer than is otherwise provided for in the Plan.

(k)  To allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Option that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable.

(l)  To authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Option previously granted by the Administrator.

(m)  To allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Option.

(n)  To determine whether Options will be settled in Shares, cash or in any combination thereof.

(o)  To establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Options under the Plan.

(p)  To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Option, including without limitation, (i) restrictions under an insider trading policy, and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(q)  To make all other determinations deemed necessary or advisable for administering the Plan.

3.3  Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Options.

ARTICLE 4
STOCK SUBJECT TO THE PLAN

4.1  Stock Subject to the Plan. Subject to the provisions of this Article 4 and Article 7 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is ten million (10,000,000), of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be eight million (8,000,000). The Shares may be authorized and unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Option that is paid in cash. Upon payment in Shares pursuant to the exercise of an Option, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Option through the tender of Shares, or if Shares are tendered or withheld to satisfy any withholding obligations of the Company, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Options under the Plan.

4.2  Lapsed Option. If any outstanding Option expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Option subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Option or such forfeited or repurchased Shares shall again be available for grant under the Plan.

4.3  Adjustments for Changes in Capitalization and Similar Events. In the event the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Administrator in its discretion to be appropriate or desirable, then the Administrator shall:

(a)  in such manner as it may deem equitable or desirable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted, including (1) the aggregate number of Shares that may be delivered pursuant to Options granted under the Plan, as provided in Section 4.1 of the Plan, and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted to any Participant in any fiscal year of the Company, and (ii) the terms of any outstanding Option, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options or to which outstanding Options relate, and (2) the exercise price with respect to any Option; or

(b)  if deemed appropriate or desirable, make provision for a cash payment to the holder of an outstanding Option in consideration for the cancellation of such Option, including, a cash payment to the holder of such Option in consideration for the cancellation of such Option in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Option over the aggregate exercise price of such Option (it being understood that, in such event, any Option having a per Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Option may be cancelled and terminated without any payment or consideration therefore).

Any such adjustments under this Section 4.3 shall be made by the Administrator in its absolute discretion, and the decision of the Administrator shall be final, binding and conclusive. Any Shares issuable as a result of any such adjustment shall be rounded to the next lower whole Share; no fractional Shares shall be issued. At all times the conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”

4.4  Substitute Options. Options may, in the discretion of the Administrator, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company and any Affiliate or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Options under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options previously granted by an entity that is acquired by the Company or its Affiliate through a merger or acquisition shall not be counted against the aggregate number of Shares available for Options under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Code §§ 421 and 422 that were previously granted by an entity that is acquired by the Company or an Affiliate through a merger or acquisition shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan.

ARTICLE 5
ELIGIBILITY

Any Director, Employee or Consultant of the Company and any Affiliate shall be eligible to be designated a Participant in the Plan for purposes of receiving Options. However, Incentive Stock Options may be granted only to Employees.

ARTICLE 6
 STOCK OPTIONS

6.1  Option Grant. Subject to the provisions of the Plan, the Administrator shall have sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Code § 422 and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Non-Qualified Stock Options unless the applicable Option Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan, provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

(a)  Term of Option. The term of each Option will be stated in the Option Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

(b)  $100,000 Limitation for Incentive Stock Options. Each Option will be designated in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, such Options will be treated as Non-Qualified Stock Options. For purposes of this Section 6.1(b), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

6.2  Exercise Price. Except as otherwise established by the Administrator at the time an Option is granted and set forth in the applicable Option Agreement, the exercise price of each Share covered by an Option shall be not less than one-hundred percent (100%) of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company and any Affiliate, the per Share exercise price shall be no less than one-hundred, ten percent (110%) of the Fair Market Value per Share on the date of the grant. Options are intended to qualify as “qualified performance-based compensation” under Code § 162(m).

Notwithstanding the foregoing, Options may be granted with an exercise price of less than one-hundred percent (100%) of the Fair Market Value per Share on the date of grant if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code § 424(a) (involving a corporate reorganization).

6.3  Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.4  Exercise of Option.

(a)  Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Articles 4 and 7 of the Plan or the applicable Option Agreement.

Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)  Termination of Relationship as Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination of relationship as Service Provider.

(c)  Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.

(d)  Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.

(e)  Buyout Provisions. The Administrator shall have the right to buy out for a payment in cash an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made. Additionally, the Administrator shall have the right to buy out for a payment in cash Awarded Stock based on the terms and conditions set forth in the Option Agreement, if any.

(f)  Reversion to Plan. Unless otherwise provided by the Administrator, if on the date of termination, Disability or death as provided in Sections 6.4(b), (c), and (d) of the Plan, Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan following the Participant’s termination, Disability or death. As to the vested portion, if the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.5  Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. To the extent permitted by Applicable Laws, consideration may consist entirely of: (i) cash; (ii) check; (iii) promissory note; (iv) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator); (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement; (vii) any combination of the foregoing methods of payment; or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

ARTICLE 7
 DISSOLUTION OR LIQUIDATION; OR CHANGE IN CONTROL

7.1  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Option shall lapse one-hundred percent (100%), and that any Option vesting shall accelerate one-hundred percent (100%), provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

7.2  Change in Control. In the event of a Change in Control, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or Affiliate of the successor corporation. With respect to Options granted to an outside Director that are assumed or substituted for, if immediately prior to or after the Change in Control the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise such Options as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. Unless otherwise determined by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option shall be exercisable for a period of up to fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the Change in Control, the option confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Affiliate, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Awarded Stock subject to the Option, to be solely common stock of the successor corporation or its Affiliate equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Option that vests, or is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Option assumption.

ARTICLE 8
 MISCELLANEOUS PROVISIONS

8.1  No Uniform Rights to Options. The Company has no obligation to uniformly treat Participants or holders or beneficiaries of Options. The terms and conditions of Options and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

8.2  Share Certificates. All certificates for Shares or other securities of the Company or Affiliate delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the applicable Option Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.3  No Rights as a Service Provider. Neither the Plan nor any Option shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Affiliate to terminate such relationship at any time, with or without cause.

8.4  No Rights as Shareholder. No Participant or holder or beneficiary of any Option shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Except as otherwise provided in Section 4.3 or the applicable Option Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Option for which the record date is prior to the date such Shares are delivered.

8.5  No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Affiliate, on one hand, and a Participant or any other person, on the other. To the extent that any person acquires a right to receive payments from the Company or Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or Affiliate.

8.6  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

8.7  Requirement of Consent and Notification of Election Under Code § 83(b) or Similar Provision. No election under Code § 83(b) (to include in gross income in the year of transfer the amounts specified in Code § 83(b)) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Option Agreement or by action of the Administrator in writing prior to the making of such election. If an Option recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Option Agreement or by such Administrator action to make such an election and the Participant makes the election, the Participant shall notify the Administrator of such election within ten (10) days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code § 83(b) or other applicable provision.

8.8  Requirement of Notification Upon Disqualifying Disposition Under Code § 421(b). If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code § 421(b) (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten (10) days of such disposition.

8.9  Leaves of Absence. Unless the Administrator provides otherwise, vesting of Options granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or its Affiliate. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months from the first day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option.

8.10  Notices. Any written notice to the Company required by any provisions of the Plan shall be addressed to the Secretary of the Company and shall be effective when received.

8.11  Non-Transferability of Options. Other than pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) and unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Option transferable, such Option will contain such additional terms and conditions as the Administrator deems appropriate.

8.12  Date of Grant. The date of grant of an Option will be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

8.13  Amendment and Termination of Plan.

(a)  Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan. Unless sooner terminated, this Plan shall terminate on March 31, 2016, the date that is ten (10) years from the date the Plan was originally adopted by the Board or approved by the shareholders of the Company, whichever was earlier.

(b)  Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)  Effect of Amendment or Termination. Subject to Section 8.15 of the Plan, no amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed upon between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

8.14  Conditions Upon Issuance of Shares.

(a)  Legal Compliance. Shares will not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  Investment Representations. As a condition to the exercise or receipt of an Option, the Company may require the person exercising or receiving such Option to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

8.15  Severability. Notwithstanding any contrary provision of the Plan or an Option to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Options shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Option, as applicable, shall not in any way be affected or impaired thereby.

8.16  Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

8.17  Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws, and is effective as of the Effective Date.

8.18  Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Option Agreement shall be determined in accordance with the laws of the State of California, without giving effect to the conflict of laws provisions thereof.

Adopted by the Board of Directors: March 31, 2006

Approved by the Shareholders: April 28, 2006

PROXY - PATRIOT SCIENTIFIC CORPORATION - PROXY
THIS PROXY RELATES TO AN ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD OCTOBER 30, 2008

The undersigned hereby appoints Frederick C. Goerner and Clifford L. Flowers and each of them, with full power of substitution, as attorneys and proxies to vote all shares of common stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Patriot Scientific Corporation (“Company”) to be held at 10 a.m. (Pacific Time) at the Hilton Garden Inn Carlsbad Beach, 6450 Carlsbad Blvd, Carlsbad, California 92011 on October 30, 2008, and any postponements and adjournments thereof, as follows:

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4

1.         PROPOSAL TO AMEND OUR 2006 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE FROM 5,000,000 TO 10,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.          PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 600,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.          PROPOSAL TO RATIFY KMJ CORBIN & COMPANY, LLP AS INDEPENDENT AUDITORS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.          ELECTION OF DIRECTORS. To elect the following named persons as directors of the Company to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified: (i) Helmut Falk, Jr., (ii) Gloria H. Felcyn, (iii) Carlton M. Johnson Jr., (iv) Harry (Nick) L. Tredennick, III, (v) Donald E. Schrock.

☐ FOR all nominees listed above (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY (do not vote for any of the nominees listed above)

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

I understand that I may revoke this proxy only by, at any time before it is exercised, delivering a written notice of revocation to Mr. Clifford L. Flowers, Secretary of the Company, at the below address, or by submitting a duly executed proxy bearing a later date, or by attending the annual meeting and, having notified the Secretary in writing of revocation, voting in person.

Dated:                                                                , 2008

(Signature)

(Signature if jointly held)

(Printed name(s))

(Please date and sign exactly as name or names appear on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS SPECIFIED THIS PROXY WILL BE VOTED FOR THE PROPOSALS NOTED AND, AS TO ANY OTHER BUSINESSCONSIDERED AT THE ANNUAL MEETING, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES.

PATRIOT SCIENTIFIC CORPORATION, CARLSBAD CORPORATE PLAZA, 6183 PASEO DEL NORTE, SUITE 180,CARLSBAD, CALIFORNIA 92011 - (760) 547-2700